Exhibit 99.1
News From
Royal Caribbean Cruises Ltd.
Corporate Communications Office
1050 Caribbean Way, Miami, Florida 33132-2096

Contact: Carola Mengolini
(305) 982-2625
For Immediate Release

ROYAL CARIBBEAN COMMENTS ON CUBA TRAVEL POLICY
CHANGE
MIAMI - June 6, 2019 - Royal Caribbean Cruises Ltd (NYSE: RCL) today noted the U.S. government's policy change on travel to Cuba and provided a range for its financial impact.
On June 4, 2019, the U.S. government announced that effective June 5th, 2019 authorized travel to Cuba under the People-to-People program is rescinded and travel to Cuba via cruise ships is prohibited.  Therefore, effective June 5th, cruise ships will no longer be allowed to travel between the U.S. and Cuba.
The company has changed the itineraries for its June 5th and June 6th departures and is determining alternate destinations for future sailings.  The company's primary concern is for its guests, and the company is working closely with them to offer alternative destinations and compensation for any inconvenience.
The company estimates that the financial impact of this regulatory change is a reduction to the Adjusted EPS for 2019 in the range of $0.25 to $0.35 per share.
"While the affected sailings impact only 3percent of our 2019 capacity, the extremely short notice period for this high yielding destination amplifies the earnings impact," said Jason T. Liberty, executive vice president and CFO.  "The result of this policy change has created a short-term impact to our guests, operations and earnings; fortunately, we have many alternative and attractive destinations for our guests to choose from."

Royal Caribbean Cruises Ltd. (NYSE: RCL) is a global cruise vacation company that controls and operates four global brands: Royal Caribbean International, Celebrity Cruises, Azamara Club Cruises and Silversea Cruises.  We are also a 50 percent joint venture owner of the German brand TUI Cruises and a 49 percent shareholder in the Spanish brand Pullmantur Cruceros.  Together these brands operate a combined total of 61 ships with an additional 15 on order as of March 31, 2019.  They operate diverse itineraries around the world that call on all seven continents.  Additional information can be found on www.rclcorporate.com.
Certain statements in this release relating to, among other things, our future performance constitutes forward-looking statements under the Private Securities Litigation Reform Act of 1995.  These statements include, but are not limited to: statements regarding revenues, costs and financial results for 2019 and beyond.  Words such as "anticipate," "believe," "could," "driving," "estimate," "expect," "goal," "intend," "may," "plan," "project," "seek," "should," "will," "would," and similar expressions are intended to help identify forward-looking statements.  Forward-looking statements reflect management's current expectations, are based on judgments, are inherently uncertain and are subject to risks, uncertainties and other factors, which could cause our actual results, performance or achievements to differ materially from the future results, performance or achievements expressed or implied in those forward-looking statements.  Examples of these risks, uncertainties and other factors include, but are not limited to the following: the impact of the economic and geopolitical environment on key aspects of our business, such as the demand for cruises, passenger spending, and operating costs; our ability to obtain new borrowings or capital in amounts sufficient to satisfy our capital expenditures, debt repayments and other financing needs; incidents or adverse publicity concerning the travel industry generally or the cruise industry specifically; concerns over safety, health and security aspects of traveling; unavailability of ports of call; the uncertainties of conducting business internationally and expanding into new markets and new ventures; changes in operating and financing costs; the impact of foreign currency exchange rates, interest rate and fuel price fluctuations; vacation industry competition and changes in industry capacity and overcapacity; the risks and costs associated with protecting our systems and maintaining integrity and security of our business information, as well as personal data of our guests, employees and others;  the impact of new or changing legislation and regulations on our business; emergency ship repairs, including the related lost revenue; the impact of issues at shipyards, including ship delivery delays, ship cancellations or ship construction cost increases; shipyard unavailability; and the unavailability or cost of air service.

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More information about factors that could affect our operating results is included under the captions "Risk Factors" in our most recent quarterly report on Form 10-Q, as well as our other filings with the SEC, and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our most recent annual report on Form 10-K and our recent quarterly report on Form 10-Q, copies of which may be obtained by visiting our Investor Relations website at www.rclinvestor.com or the SEC's website at www.sec.gov. Undue reliance should not be placed on the forward-looking statements in this release, which are based on information available to us on the date hereof.  We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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